Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

RES-CARE, INC.1
(Exact name of obligor as specified in its charter)

Kentucky	61-0875371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10140 Linn Station Road
Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

7 3/4% Senior Notes due 2013
(Title of the indenture securities)

1 See Table 1 – List of additional obligors

Table 1

	STATE OF OR OTHER	PRIMARY STANDARD
	JURISDICTION OF	INDUSTRIAL	I.R.S. EMPLOYER
EXACT NAME OF REGISTRANT AS	INCORPORATION	CLASSIFICATION CODE	IDENTIFICATION
SPECIFIED IN ITS CHARTER	OR ORGANIZATION	NUMBER	NUMBER
Alternative Choices, Inc.	California	8050	33-0456663
Alternative Youth Services, Inc.	Delaware	8050	61-1313657
Arbor E&T, LLC	Kentucky	8050	46-0508470
B.W.J Opportunity Centers, Inc.	Texas	8050	74-2436417
Baker Management, Inc.	Missouri	8050	43-1361852
Bald Eagle Enterprises, Inc.	Missouri	8050	43-1784286
Bolivar Developmental Training Center, Inc.	Missouri	8050	43-1283738
Capital TX Investments, Inc.	Delaware	8050	61-1251455
Careers in Progress, Inc.	Louisiana	8050	72-1275369
CATX Properties, Inc.	Delaware	8050	61-1263159
CNC/Access, Inc.	Rhode Island	8050	05-0422187
Community Advantage, Inc.	Delaware	8050	61-1239945
Community Alternatives Illinois, Inc.	Delaware	8050	31-1493235
Community Alternatives Indiana, Inc.	Delaware	8050	61-1242499
Community Alternatives Kentucky, Inc.	Delaware	8050	61-1312326
Community Alternatives Missouri, Inc.	Missouri	8050	43-1636671
Community Alternatives Nebraska, Inc.	Delaware	8050	61-1247067
Community Alternatives Pharmacy, Inc	Delaware	8050	46-0506717
Community Alternatives Texas Partner, Inc.	Delaware	8050	61-1314648
Community Alternatives Virginia, Inc.	Delaware	8050	61-1273991
Community Alternatives of Washington, D.C., Inc	District of Columbia	8050	31-1257932
Creative Networks, L.L.C	Arizona	8050	86-0800357
EduCare Community Living-Normal Life, Inc.	Texas	8050	75-2588340

EduCare Community Living-Texas Living Centers, Inc.	Texas	8050	75-2633891
EduCare Community Living Corporation-America	Delaware	8050	74-2473426
EduCare Community Living Corporation-Gulf Coast	Texas	8050	74-2421937
EduCare Community Living Corporation-Missouri	Missouri	8050	43-1588987
EduCare Community Living Corporation-Nevada	Nevada	8050	74-2706116
EduCare Community Living Corporation-New Mexico	New Mexico	8050	85-0415637
EduCare Community Living Corporation-North Carolina	North Carolina	8050	56-1735505
EduCare Community Living Corporation-Texas	Texas	8050	74-2436416
EduCare Community Living Limited Partnership	Kentucky	8050	61-1326692
Employ-Ability Unlimited, Inc.	Ohio	8050	31-1464800
General Health Corporation	Arizona	8050	86-0529797
Habilitation Opportunities of Ohio, Inc.	Ohio	8050	31-1262113
Health Services Personnel, Inc.	North Carolina	8050	56-1717145
Hydesburg Estates, Inc.	Missouri	8050	43-1557463
Individualized Supported Living, Inc.	Missouri	8050	43-1700277
J. & J. Care Centers, Inc.	California	8050	68-0067564
Normal Life Family Services, Inc.	Louisiana	8050	72-1275755
Normal Life of California, Inc.	California	8050	77-0455009
Normal Life of Central Indiana, Inc.	Indiana	8050	62-1365098
Normal Life of Georgia, Inc.	Georgia	8050	31-1529990
Normal Life of Indiana (general partnership)	Indiana	8050	61-1305095
Normal Life of Lafayette, Inc.	Louisiana	8050	74-2499272
Normal Life of Lake Charles, Inc.	Louisiana	8050	61-1196456
Normal Life of Louisiana, Inc.	Louisiana	8050	72-0981523
Normal Life of Southern Indiana, Inc.	Indiana	8050	35-1572479
Normal Life, Inc.	Kentucky	8050	61-1053590
P.S.I. Holdings, Inc.	Ohio	8050	31-1629153
PeopleServe, Inc.	Delaware	8050	31-1477505

	STATE OF OR OTHER	PRIMARY STANDARD
	JURISDICTION OF	INDUSTRIAL	I.R.S. EMPLOYER
EXACT NAME OF REGISTRANT AS	INCORPORATION	CLASSIFICATION CODE	IDENTIFICATION
SPECIFIED IN ITS CHARTER	OR ORGANIZATION	NUMBER	NUMBER
Pharmacy Alternatives, LLC	Kentucky	8050	20-3612272
RAISE Geauga, Inc.	Ohio	8050	34-1660712
Res-Care Alabama, Inc.	Delaware	8050	61-1327501
Res-Care California, Inc.	Delaware	8050	61-1268555
Res-Care DTS International, LLC	Delaware	8050	20-1739397
Res-Care Florida, Inc.	Florida	8050	61-1204314
Res-Care Illinois, Inc.	Delaware	8050	61-1278144
Res-Care International, Inc	Delaware	8050	20-1739307
Res-Care Kansas, Inc.	Delaware	8050	61-1278142
Res-Care New Jersey, Inc.	Delaware	8050	61-1312327
Res-Care New Mexico, Inc.	Delaware	8050	61-1254414
Res-Care Ohio, Inc.	Delaware	8050	61-1259401
Res-Care Oklahoma, Inc.	Delaware	8050	61-1286352
Res-Care Premier, Inc.	Delaware	8050	61-1313340
Res-Care Training Technologies, Inc.	Delaware	8050	61-1297942
Res-Care Washington, Inc.	Delaware	8050	61-1328026
ResCare Finance, Inc.	Delaware	8050	61-1316063
Rockcreek, Inc.	California	8050	33-0403356
RSCR California, Inc.	Delaware	8050	61-1278143
RSCR Inland, Inc.	California	8050	33-0468570
RSCR West Virginia, Inc.	Delaware	8050	31-1489372
Skyview Estates, Inc.	Missouri	8050	43-1533401
Southern Home Care Services, Inc.	Georgia	8050	58-1408815
Tangram Rehabilitation Network, Inc.	Texas	8050	75-1768981
Texas Home Management, Inc.	Delaware	8050	61-1245563
The Academy for Individual Excellence, Inc.	Delaware	8050	31-1563871
The Citadel Group, Inc.	Texas	8050	74-2764035
THM Homes, Inc.	Delaware	8050	61-1251391
Upward Bound, Inc.	Missouri	8050	43-1498913
VOCA Corp.	Ohio	8050	31-0946580
VOCA Corporation of America	Ohio	8050	31-1580449
VOCA Corporation of Florida	Florida	8050	31-1524533
VOCA Corporation of Indiana	Indiana	8050	35-1872670
VOCA Corporation of Maryland	Maryland	8050	31-1288343
VOCA Corporation of New Jersey	New Jersey	8050	31-1427741
VOCA Corporation of North Carolina	North Carolina	8050	31-1282449
VOCA Corporation of Ohio	Ohio	8050	31-1264951
VOCA Corporation of West Virginia, Inc.	West Virginia	8050	31-1208122
VOCA of Indiana, LLC	Indiana	8050	35-2063976
VOCA Residential Services, Inc.	Ohio	8050	31-1355744
Youthtrack, Inc.	Delaware	8050	61-1292060

Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee. Not applicable.
Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.*

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.**

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. ***

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

***	Incorporated by reference to exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4/A dated November 30, 2005 of Seneca Gaming Corporation file number 333-128443.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 27th day of December 2005.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell

Joseph P. O’Donnell Vice President

EXHIBIT 1
ARTICLES OF ASSOCIATION
OF
WELLS FARGO BANK, NATIONAL ASSOCIATION
ARTICLE I — NAME
     The title of this Association shall be Wells Fargo Bank, National Association. The Association may also use the abbreviation Wells Fargo Bank, N.A.
ARTICLE II — OFFICES
     1. Main Office. The main office of this Association shall be in the City of Sioux Falls, County of Minnehaha, State of South Dakota. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Sioux Falls, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.
     2. Branch Offices. The Board of Directors shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.
     3. Conduct of Business. The general business of the Association shall be conducted at its main office and its branches.
ARTICLE III — BOARD OF DIRECTORS
     1. Number. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.
     2. Qualification. Each director, during the full term of his or her directorship, shall own a minimum of $1,000 par value of stock of this Association or an equivalent interest, as determined by the Comptroller of the Currency, in any company which has control over this Association within the meaning of Section 2 of the Bank Holding Company Act of 1956.
     3. Vacancy. The Board of Directors, by the vote of a majority of the full Board, may, between annual meetings of shareholders, fill vacancies created by the death, incapacity or resignation of any director and by the vote of a majority of the full Board may also, between annual meetings of shareholders, increase the membership of the Board by not more than four members and by like vote appoint qualified persons to fill the vacancies created thereby; provided, however, that at no time shall there be more than twenty-five directors of this Association; and provided further, however, that not more than two members may be added to the Board of Directors in the event that the total number of directors last elected by shareholders was fifteen or less.
     4. Appointment of Officers. The Board of Directors shall appoint one of its members President of this Association, who shall act as Chairman of the Board, unless the Board appoints another director to act as Chairman. In the event the Board of Directors shall appoint a President and a Chairman, the Board shall designate which person shall act as the chief executive officer of this Association. The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.
     5. Powers. The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which the increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

ARTICLE IV — MEETINGS OF SHAREHOLDERS
     1. Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office, or such other place as the Board of Directors may designate, on the day of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.
     2. Special Meetings. The Board of Directors, the Chairman, the President, or any one or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time.
     3. Notice of Meetings. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his or her address as shown upon the books of this Association.
     4. Written Consents. Any action required or permitted to be taken at an annual or special meeting of the shareholders of the Association may be taken without prior written notice and without any meeting if such action is taken by written action, containing a waiver of notice, signed by all of the shareholders entitled to vote on that action.
ARTICLE V — CAPITAL
     1. Capitalization. The amount of authorized capital stock of this Association shall be $1,122,000,000, divided into 112,200,000 shares of common stock of the par value of Ten Dollars ($10.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.
     2. Voting Rights. Each holder of common stock of the Association shall be entitled to vote on all matters, one vote for each share of common stock held by such holder. No holder of shares of the capital stock of any class of this Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.
     3. Debt Obligations. The Association, at any time and from time to time, may authorize and issue debt obligations, whether or nor subordinated, without the approval of the shareholders.
ARTICLE VI — PERPETUAL EXISTENCE
     The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.
ARTICLE VII — INDEMNIFICATION
     To the extent permitted by 12 CFR 7.2014 and consistent with the requirements of 12 USC 1828(k) and the implementing regulations thereunder:
     (a) Elimination of Certain Liability of Directors. A director of the Association shall not be personally liable to the Association or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Association or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
     (b)(1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Association or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Association to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Association to provide broader indemnification rights than said law permitted the Association to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Association shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Association. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Association the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director of officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Association of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director of officer is not entitled to be indemnified under this paragraph (b) or otherwise. The Association may, by action of its Board of Directors, provide indemnification to employees and agents of the Association with the same scope and effect as the foregoing indemnification of directors and officers.
     (2) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Association, by-law, agreement, vote of shareholders or disinterested directors or otherwise.
     (3) Insurance. The Association may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Association or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Association would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
ARTICLE VIII — AMENDMENT
     These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of holders of such greater amount.

EXHIBIT 6
December 27, 2005
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Joseph P. O’Donnell

Joseph P. O’Donnell Vice President